Exhibit 10.3

Equity Incentive Agreement

This Equity Incentive Agreement (this “Agreement”) is made and entered into on ___  , by and among:

(1)         YX Management Holding Ltd., a limited liability company incorporated under the laws of the British Virgin Islands (“BVI”), with its registered office at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, and its registration number of 1989591  (“Party A” or the “Transferor”);

(2)         YuXiong International Investment Ltd., a limited liability company incorporated under the laws of the British Virgin Islands, with its registered office at Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands, and its registration number of 2002368 (“Party B” or the “Shareholding Platform”); and

(3)         ___________ (“Party C”), a PRC citizen with ID number ___________.

(The parties are referred to herein individually as a “Party” and collectively as the “Parties”).

WHEREAS:

1.                          Party C and the other employees of Hunan Yongxiong Asset Management Group Co., Ltd. (“Yongxiong Group”, a limited liability company incorporated under PRC laws) (“Party B Shareholders”) set up the Shareholding Platform on December 27, 2018.Through the Shareholding Platform, Party B Shareholders shall be entitled to interests in certain shares of YX Asset Recovery Limited (“Listing Entity”, an exempted limited liability company incorporated under the laws of the Cayman Islands) in accordance with the terms of this Agreement;

2.                          As at the execution date of this Agreement, Party A is the registered and beneficial owner of 1,500,000 ordinary shares of Listing Entity.

3.                          Party A signed a Share Transfer Agreement with Party B on the 11th day of January, 2019 to transfer to Party B the 1,500,000 shares held by Party A (“Transferred Shares”) in the Listing Entity, for a consideration of US$4,834,130 (calculated according to an exchange rate of 6.5063:1 between USD and RMB, the “Transfer Consideration”), as calculated per the net assets of Yongxiong Group as at December 31, 2017, corresponding to US$3.22 per share. wherein, Party C will pay US$__________ (“Original Purchase Price”), corresponding to ______ Transferred Shares (“Party C Incentive Shares”);

4.                          After paying the Original Purchase Price, Party C will directly hold ____ shares of the Shareholding Platform and indirectly have certain interests in _____ shares of the Listing Entity pursuant to the terms of this Agreement. The number of shares directly held by Party B Shareholders in the Shareholding Platform and the number of the Listing Entity’s shares in which they have interests are set forth in Annex A;

Through friendly consultation, the Parties hereby irrevocably agree as follows with respect to relevant issues:

1.                  Management of the Transferred Shares

Pursuant to the arrangements under this Agreement, the board of directors of the Shareholding Platform (“Administrator”) shall have full authority to manage the Transferred Shares, including but not limited to the grant and distribution of or in connection with the Transferred Shares.

2.                  Grant and Distribution

2.1.                Within 5 years from the listing date of the Listing Entity (“Underweight Period”), the Administrator shall have the right to cause the Shareholding Platform to reduce its shareholding by no more than 20% of the Transferred Shares in each year so as to realize the incentive distribution to Party C, provided, however, that the underweight is in accordance with the requirements of relevant laws and regulations and/or listing rules for the number of shares and holding period in each underweight.

2.2.                During the Underweight Period, each underweight shall comply with the following procedures:

(a).                          If Party C demands an underweight:

(1)         Party C shall send a written underweight application to the Administrator (“Underweight Application”);

(2)         The Administrator shall, within 14 days after receipt of the Underweight Application, inform Party C whether or not it approves such application and of the amount of Party C Incentive Shares approved by the Administrator for underweight (“Underweight Permission”);

(3)         The Administrator shall cause the Shareholding Platform to complete the underweight of the portion of the Party C Incentive Shares approved by the Administrator, within 30 days after the Administrator issues an Underweight Permission;

(4)         Upon completion of the underweight, the Administrator shall cause the Shareholding Platform (i) to deliver to Party C the funds (“Proceeds from Underweight”) obtained through the underweight of the Party C Incentive Shares listed in the Underweight Permission.(ii) cancel the shares of the Shareholding Platform held by Party C in the same amount as the underweighted Party C incentive shares, including instructing the Registered Agent of the holding platform to update the Register of Members of the holding platform, and cancel share certificate (if any) for the underweighted Party C incentive shares.

(b).                          If the Administrator demands an underweight:

(1)         The Administrator shall give an underweight notice to Party C (the “Notice”).The Notice shall include the time of the proposed underweight and the number of shares involved, which shall be decided by the Administrator at its sole discretion based on the performance of Party C.

(2)         Party C shall, within 5 days upon receipt of the Notice, reply in writing to the Administrator whether he decides to reduce his shareholding (“Confirmation of Underweight”).If Party C does not agree to the underweight, the Administrator shall not reduce the Party C Incentive Shares. If Party C fails to respond in writing to the Notice within the time limit, he shall be deemed to have agreed to such underweight.

(3)         The Administrator shall cause the Shareholding Platform to complete the underweight of the portion of the Party C Incentive Shares mentioned in the Notice within 30 days after the Administrator receives the Confirmation of Underweight, and follow the arrangement set forth in Article 2.2(a)(4).

(c).                           In the 5th year, the Administrator may choose to shed off all the remaining Party C Incentive Shares (if any) at one time, or dispose of the same at its sole discretion based on the situations at that time. If the Administrator chooses a one-off underweight, it shall follow the arrangement set forth in Article 2.2(a)(4).

2.3.                The fees arising from the underweight under Article 2.2 shall be borne by Party C

3.                  Undertakings

Party C undertakes that:

3.1.                Within the period from the date of transfer of the Transferred Shares to the Shareholding Platform to the expiration date of 5 years after the Listing Entity is listed, Party C shall undertake to maintain his service with Yongxiong Group or its affiliates (for the avoidance of doubt, the circumstances of dimission include but are not limited to involuntary turnovers such as being fired or being persuaded to quit due to the violation of Yongxiong Group’s system and discipline, or any initiative to terminate the labor contract with Yongxiong Group or its affiliates for whatever reason), and shall not commit any material dereliction of duty (at the sole discretion of the Shareholding Platform).

3.2.                During his service with Yongxiong Group or its affiliates until the expiration of 5 years after Party C leaves Yongxiong Group or its affiliates, Party C will in no way (including but not limited to investment, M&A, joint operation, joint venture, cooperation, partnership, contract or lease) directly or indirectly (except through Yongxiong Group or its affiliates) engage in any business or activity that competes or might compete with the main business now or in the future conducted by Yongxiong Group, either in or outside PRC.

4.                  Surrender of Incentive Shares of Party C

If Party C violates any of his undertakings under Article 3 above (“Event of Default”):

4.1.                The Transferor shall have the right to require the Shareholding Platform to transfer all or part of the Party C Incentive Shares which it still holds at that time to the Transferor or a third party designated by it at the Original Purchase Price and pay the proceeds of such repurchase to Party C. At the same time, Party C shall, within sixty (60) days from the date of the occurrence of the Event of Default, return to the Transferor or a third party designated by it all or part of the benefits (to be decided at the sole discretion of the Transferor) (“Resulting Benefits”) obtained during the period in which Party C has interests in Party C Incentive Shares, including but not limited to the Proceeds from Underweight and dividends. The relevant transfer fees and taxes shall be borne by Party C.

4.2.                Party C shall surrender its shareholding in the Shareholding Platform, and sign and deliver a Share Surrender Instrument to the Shareholding Platform. The Shareholding Platform should instruct its Registered Agent to update the Register of Members of the Shareholding Platform and cancel the Share Certificate corresponding to the shares of the Shareholding Platform that Party C has surrendered. For the avoidance of doubt, Party C confirms that the Shareholding Platform does not have to pay any consideration to Party C for the Party C Incentive Shares surrendered by Party C.

4.3.                The Administrator and the Shareholding Platform shall use all reasonable efforts to facilitate the completion of the equity transfer under Article 4.1 above, including but not limited to procuring the execution of the equity transfer agreement between the Shareholding Platform and the Transferor or a third party designated by it and update the Register of Members of the Listing Entity and the Share Certificate correspondingly.

4.4.                If Party C fails to perform its obligations under Article 4.2 above or refuses to return the Resulting Benefits as required by the Transferor, the Transferor shall have the right to hold Party C liable for breach of contract; furthermore, the Transferor may require Party C to pay additional liquidated damages calculated on the basis of the sum of the Resulting Benefits plus the transfer price as specified in the Article 4.1 above, at the rate of 0.05%/day from the date of occurrence of such Event of Default until the relevant changes are completed and the Resulting Benefits are returned to the Transferor.

4.5.                As applicable, the Transferor shall have the right, within sixty (60) days from the date of occurrence of the Event of Default, to decide at its sole discretion whether or not to waive the Event of Default of Party C, without executing the repurchase under Article 4.1 above and the Share Surrender under Article 4.2 above.

5.                  Miscellaneous

5.1.                Party C hereby irrevocably and unconditionally agrees to all the arrangements of rights and obligations between the Transferor and the Shareholding Platform under this Agreement.

5.2.                The conclusion, entry into force, performance, modification, interpretation and termination of this Agreement shall be governed by the laws of the British Virgin Islands.

5.3.                The term hereof shall commence on the signing date and be terminated when the Shareholding Platform sheds off all the Transferred Shares held by it or transfer such shares to the Transferor or a third party designated by the Transferor.

5.4.                Without the written authorization of the Administrator, Party C shall not transfer, dispose of or create any form of pledge, mortgage or other security interests over the Party C Incentive Shares and all proceeds therefrom.

5.5.                The additional shares held by the Shareholding Platform resulting from the increase of share capital of Listing Entity shall still be governed by the provisions hereof.

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Party C

Name:

Witness

Name:
Address:
Occupation:

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Party A

YX MANAGEMENT HOLDING LTD.

Name: Tan Man
Title: Executive Director

Witness

Name:
Address:
Occupation:

Party B

YUXIONG INTERNATIONAL INVESTMENT LTD.

Name: Tan Man
Title: Executive Director

Witness

Name:
Address:
Occupation: